UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2020

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Oil Fund, LP	USO	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 18, 2020, pursuant to the Private Securities Litigation Reform Act (“PSLRA”), 15 U.S.C. § 78u-4, motions were filed seeking to consolidate (i) a purported stockholder class action initiated on June 19, 2020 by Robert Lucas, individually and on behalf of others similarly situated, that is currently pending in the U.S. District Court for the Southern District of New York as Civil Action No. 1:20-cv-04740 and in which the United States Commodity Funds LLC (“USCF”), United States Oil Fund, LP (“USO”), John P. Love, and Stuart P. Crumbaugh were named as defendants (the “Lucas Class Action”), (ii) a purported stockholder class action initiated on July 31, 2020 by Moshe Ephrati, individually and on behalf of others similarly situated, that is currently pending in the U.S. District Court for the Southern District of New York as Civil Action No. 1:20-cv-06010 and in which the same defendants named in the Lucas Class Action were also named as defendants (the “Ephrati Class Action”), and (iii) a purported stockholder class action initiated on August 13, 2020 by Danny Palacios, individually and on behalf of others similarly situated, that is currently pending in the U.S. District Court for the Southern District of New York as Civil Action No. 1:20-cv-06442 and also named the same defendants as in the Lucas Class Action and the Ephrati Class Action (the “Palacios Class Action” and, together with the Lucas Class Action and the Ephrati Class Action, the “Class Actions”). The Lucas Class Action was disclosed in USO’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2020 and the Ephrati Class Action was disclosed in USO’s Prospectus Supplement dated August 6, 2020 (File No. 333-237750) filed with the SEC on August 6, 2020.

The claims made in each of the Class Actions are nearly identical. In each case, it is alleged that, in connection with USO’s registration and issuance of additional shares, beginning in March 2020, USCF, USO and the other named defendants failed to disclose to investors in USO certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war, and that USCF, USO and the other named defendants possessed inside knowledge about the consequences of these converging adverse events on USO and did not sufficiently acknowledge them until late April and May 2020, after USO suffered losses and was allegedly forced to abandon its investment strategy. Although the aforementioned claims are substantively identical, the putative class period in the Ephrati Class Action and the Lucas Class Action begins on March 19, 2020, whereas the putative class period in the Palacios Class Action begins on February 25, 2020. Each of the complaints in the Class Actions seeks to certify a class and award the class compensatory damages at an amount to be determined at trial. The Class Actions have been designated as related and assigned to the same Judge. The movants in the above-referenced August 18, 2020 motions seek to have the Class Actions consolidated into a single case and to serve as lead plaintiff on behalf of the entire putative class.

USCF, USO and the other defendants in the Class Actions intend to vigorously contest the claims made therein and move for their dismissal.

On August 27, 2020, USCF was named as a defendant in two actions filed by purported shareholders Michael Cantrell (the “Cantrell Complaint”) and AML Pharm. Inc. DBA Golden International (the “AML Complaint”). Both the Cantrell Complaint and the AML Complaint are asserted derivatively on behalf of USO, against defendants USCF, John P. Love and Stuart P. Crumbaugh, as well as USO directors Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson, as well as USO as a nominal defendant. The Cantrell Complaint is pending in the U.S. District Court for the Southern District of New York as Civil Action No. 1:20-cv-06974. The AML Complaint is pending in the U.S. District Court for the Southern District of New York as Civil Action No. 1:20-cv-06981.

The Cantrell Complaint and AML Complaint are nearly identical. They allege violations of Sections 10(b), 20(a) and 21D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), SEC Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and performance, and defendants’ actions in respect thereof, in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complainants seek, on behalf of USO, compensatory damages at an amount to be determined at trial, restitution, equitable relief, attorney’s fees and costs. The plaintiffs in the Cantrell Complaint and AML Complaint have marked their actions as related to the Lucas Class Action.

USCF, USO and the other defendants in the Cantrell Complaint and AML Complaint intend to vigorously contest such claims and move for their dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: September 1, 2020	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	President and Chief Executive Officer